Exhibit 99.1
CEO Report

Dear Shareholders and Friends of First Business:
In 2013, First Business achieved record profits by delivering on our long-held mission: to serve businesses, executives and high net worth individuals with our characteristic approach to building relationships. Similar to many of our business clients, we executed on a plan for growth that was both prudent and entrepreneurial.
Numerous factors contributed to our improved profitability in 2013. New and existing business development officers (“BDOs”) delivered increased loan, deposit and trust asset production. Loans grew to their highest level ever, while steady inflows of in-market deposits continued to enhance our funding structure and reduce our interest expense. Our net interest margin was 18 basis points higher than in 2012, bucking industry trends. Further, a meaningfully improved asset quality profile allowed us to reverse a portion of our loan loss reserve.
We have kicked off 2014 with many of the same strategic objectives as in years past. Today, our consistent goals simply include a few new words: “continue,” “additional,” “maintain.” We aim to drive continued top line revenue growth. To achieve additional improvement in pre-tax adjusted earnings. To continue to leverage our operating model to maintain efficiency. To continue to capture additional in-market deposits. To maintain strong asset quality and strong profitability. And to continue investing opportunistically in talent for future growth and profitability. You will not see us straying from our formula for success.
Here is why: top line revenue, defined as net interest income plus total non-interest income, has experienced compound annual growth of 10% over the past five years, entirely through organic expansion. Topping that, pre-tax adjusted earnings, which excludes the impact of identifiable costs of credit and other discrete non-operating items, has seen 15% compound annual growth since 2008. We have worked hard to build an increasingly efficient operating model, with our success driving the momentum in pre-tax adjusted earnings. Our efficiency ratio - a measure of the incremental expense incurred to generate each dollar of revenue we earn - improved from 71.0% for fiscal year 2007 to a company record 57.7% for fiscal year 2013. It has improved even as we have made strategic and significant investments in talent, a strategy we expect to continue in order to support sustainable expansion of our franchise.
Over the last three years we have added 17 BDOs to expand our trust and investment, lending, treasury management and private wealth management offerings. In combination with our outstanding existing team, they have been delivering on our high expectations: the fourth quarter of 2013 marked the seventh consecutive quarter of growth in average loans and leases, while trust assets under management and administration grew 22% from year-end 2012. Top line revenue for 2013 grew 9% from 2012, outpacing operating expense growth of just 4%.
This represents an impressive trend of increasing productivity - one that is outperforming our peers. Case in point: our 2013 revenue per full-time equivalent employee (“FTE”) of $354,000 exceeded the peer average by 58%. Loans per FTE of $6.7 million at year-end 2013 exceeded the peer average by 86% and grew at a faster pace from 2012 as well. Likewise, our deposits per FTE grew over 3% to $7.8 million from year-end 2012 to year-end 2013, while the peer average declined modestly to just $4.2 million.
The growth we achieved in 2013 was pursued in a strategic and purposeful manner. We grew loans 8% while lowering our securities 10%, effectively “rotating” the balance sheet toward relationship-driven assets. While our year-end balance sheet was just 3.5% larger than at the end of 2012, we allocated capital more profitably toward lending as quality opportunities have increased. With 2013 return on average assets (“ROA”) of 1.10%, we have succeeded in operating more profitably than our peers, whose average 2013 ROA was 0.86%. In fact, while we grew ROA by 35 basis points in 2013, the peer average declined two basis points. Likewise, our return on average equity (“ROE”) grew 47 basis points to 13.12% for 2013 - even despite the 48% increase in average common equity that resulted from our capital raise in December 2012. In comparison, the peer average ROE was just 8.27% for 2013.
Sharing Our Success
With tremendous momentum from record earnings, deep-rooted efficiency, sound asset quality and an increasingly profitable balance sheet, we ended 2013 in a solid financial position. Our healthy footing placed us in the enviable position of being able to share our success with two of our most important stakeholders: our shareholders and the communities where we live and do business.
In January 2014 we announced a 50% increase in our quarterly cash dividend to $0.21, which, measured against fourth quarter 2013 earnings per share of $0.95, represents a sustainable 22% payout ratio. We are pleased to provide our shareholders with an increased return while ensuring we continue to retain capital for reinvestment in our growing business.
Likewise, we were extremely pleased to establish a significant $1.3 million endowment to the First Business Charitable Foundation ("the Foundation") in late 2013. Throughout First Business’s history we have routinely supported local charities and recognized the related expense at the time of the donations. During the fourth quarter of 2013, we elected to endow the Foundation to insure future philanthropic causes are supported for the foreseeable future through annual contributions from the Foundation rather than through our ongoing operations. Each year a committee of First Business employees determines a focus area for a significant amount of our annual planned giving dollars; we all take great pride in our ability to support the communities where we live and work.
Retirement of Long-time CFO
The considerable successes of our organization are undoubtedly the result of a premier banking team - one that has operated under the extraordinarily capable financial leadership of Jim Ropella. Our Chief Financial Officer since 2000, Jim announced in February his plans to retire from his position during the fourth quarter of this year. We are extremely pleased that he has agreed to stay fully engaged as we search for and transition to his successor this year. We also anticipate establishing a longer-term consulting arrangement with him following his retirement. Jim has been instrumental in transforming First Business from a $300 million asset bank to a $1.3 billion publicly-traded company, leading the process of First Business becoming a public company in 2005, along with our successful common stock offering in December 2012. His expertise will be missed, though we are happy that upon his retirement Jim will be able to join his family full-time in California, which he has been commuting to for three years.
Looking Ahead: Upside Opportunity
We are extremely pleased with our past performance and the momentum of our continued growth. While our ROA and ROE continue to outperform peers by a wide margin, on a price to forward earnings basis, FBIZ has traded at just 11x 2014 consensus estimates compared to an average 16x for peers. At the same time, First Business has provided approximately an 80% total return to shareholders since our common stock offering in December 2012, compared to just 40% for the industry. We are providing solid returns to our shareholders and we are committed to sharing our story with additional investors who see the value in an opportunistic growth story like ours.
As always, we thank you for your continued support. We believe First Business offers a compelling investment opportunity and we hope you’ll continue to spread the word.
Sincerely,
Corey Chambas, President and CEO

Note: First Business's peer group, as defined by management and its Board of Directors, includes: Bank of Kentucky Financial Corporation (BKYF), Guaranty Bancorp (GBNK), Heritage Financial Corporation (HFWA), Mackinac Financial Corporation (MFNC), Mercantile Bank Corporation (MBWM), Mid Penn Bancorp, Inc. (MPB), MidSouth Bancorp, Inc. (MSL), Old Line Bancshares, Inc. (OLBK), Pacific Continental Corporation (PCBK), Peoples Financial Corporation (PFBX), QCR Holdings, Inc. (QCRH), Republic First Bancorp, Inc. (FRBK), S.Y. Bancorp, Inc. (SYBT), Southern National Bancorp of Virginia, Inc. (SONA), Southwest Bancorp, Inc. (OKSB), Univest Corporation of Pennsylvania (UVSP), Washington Banking Company (WBCO), WashingtonFirst Bankshares, Inc. (WFBI) and West Bancorporation, Inc. (WTBA). Peer group averages reflect peer institutions that have reported comprehensive full year 2013 results of operations through March 7, 2014. All data sourced from SNL Financial.
This letter includes "forward-looking" statements related to First Business Financial Services, Inc. (the "Company") that can generally be identified as describing the Company's future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company's future results, please see the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

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